Conformis Appoints Bob Howe as Chief Financial Officer

Also Announces Gary Maingot as SVP, Operations; New Executive Leadership Team Members Contribute Deep Functional Expertise and Technical Knowledge; Inducement Grants Reported

BILLERICA, Mass., February 5, 2020 (GLOBE NEWSWIRE) -- Conformis, Inc. (NASDAQ:CFMS), a medical technology company that uses its proprietary iFit Image-to-Implant technology platform to develop, manufacture, and sell patient-specific knee and hip joint replacement implants designed to fit each patient's unique anatomy, announced today that the Company has appointed Bob Howe as its new Chief Financial Officer, and Gary Maingot as SVP, Operations.

“We are very pleased to announce the addition of Bob Howe to our team as Chief Financial Officer and Treasurer. Bob’s track record of successfully leading complex financial organizations combined with his leadership capabilities will make him an excellent fit for Conformis,” said Mark Augusti, President and Chief Executive Officer.  “We are also pleased to announce Gary Maingot as our new Senior Vice President of Operations. Gary’s operational experience and track record of driving operational excellence will help us continue to expand our success in driving gross margin improvement. I look forward to the contributions both Bob and Gary will make as members of Conformis’ executive leadership team.”

Bob Howe

Bob Howe is a senior finance professional with more than 20 years of progressive experience at public medical device companies in roles that encompass financial planning and analysis (FP&A), financial reporting, and business strategy. Most recently, he spent nearly five years at NxStage Medical, Inc., as VP of Finance and Corporate Controller, responsible for corporate FP&A, external financial reporting, manufacturing finance, shared service functions, Tax, and Treasury. He also led all aspects of financial controls and external audit activities, and drove operational improvements through shared service implementation and systems automation.

Immediately prior to this, Mr. Howe served at Lake Region Medical as VP, FP&A – Cardio & Vascular Division, where he progressed from Senior Director of FP&A for its Advanced Surgical Division. Before this, he served for 17 years at Boston Scientific where he held financial leadership roles in three of the company’s operating divisions as well as senior roles in manufacturing and corporate finance.

Mr. Howe earned an MBA degree at Boston University and a BS degree in Finance and Entrepreneurial Studies at Babson College.

Gary Maingot

Gary Maingot is a senior executive with more than 25 years of progressive experience within the medical device industry and has a track record of solving complex problems in the interdependent functions of quality, engineering, operations, and supply chain.

Immediately prior to joining Conformis, Mr. Maingot served at Spinal Elements, Inc. for three years as EVP, Operations, responsible for manufacturing, supply chain, distribution, and customer service. By eliminating bottlenecks there, he achieved a significant increase in production output within six months. He also implemented a sales and operations planning process that drove backorders down and improved line fill rates.

Prior to Spinal Elements, Mr. Maingot served at Oscor, Inc. as VP of Global Operations & Supply Chain, responsible for all operations and supply chain functions. Before this, he served at Biomet, progressing to Group Vice President Operations & Supply Chain at Biomet Spine, Bone Healing, and Microfixation. With Biomet, he led the supply chain teams for three multi-site business units with more than $400 million in revenue, and developed a supply chain strategy, structure, and culture to partner with commercial functions. Mr. Maingot was also involved in ensuring the success of significant business integrations. Beginning his career at Johnson & Johnson as Quality Engineer, he also served as Manufacturing Engineering Manager, Operations Manager, and Engineer at Boston Scientific and Medtronic.

Mr. Maingot earned an MBA degree at Babson College, an MS degree in Industrial Engineering at the University of South Florida, and a BS degree in Statistics at the University of Western Ontario. He is also a Certified Six Sigma Black Belt.

Inducement Grants Under Nasdaq Listing Rule 5635(c)(4)

In connection with the hiring of Mr. Howe, the Compensation Committee of Conformis' Board of Directors granted a stock option to purchase 125,000 shares of Conformis' common stock and a restricted stock unit award of 125,000 shares of Conformis' common stock to Mr. Howe. The option and the restricted stock unit award are expected to be granted on February 17, 2020 as inducements material to Mr. Howe’s acceptance of employment with Conformis in accordance with Nasdaq Listing Rule 5635(c)(4). The option has an exercise price equal to the closing price per share on February 17, 2020. The option vests over three years, with 25% of the total number of shares underlying the option vesting on the first anniversary of the grant date and an additional 1/48th of the total number of shares underlying the stock option vesting monthly thereafter, subject to Mr. Howe’s continued service as an employee of Conformis through the applicable vesting dates. The restricted stock unit vests over four years, with 25% of the total number of shares underlying the restricted stock unit award vesting on each one-year anniversary of the grant date, subject to Mr. Howe’s continued service as an employee of Conformis through the applicable vesting dates. In addition, the option and the restricted stock unit award will become fully vested and exercisable if, on or prior to the first anniversary of the consummation of a “change in control,” Mr. Howe’s employment is terminated for “good reason” by Mr. Howe or terminated without “cause” by Conformis (as such terms are defined in the applicable stock option or restricted stock unit agreement).

In connection with the hiring of Mr. Maingot, the Compensation Committee of Conformis' Board of Directors granted a stock option to purchase 66,667 shares of Conformis' common stock and a restricted stock unit award of 61,350 shares of Conformis' common stock to Mr. Maingot. The option and the restricted stock unit award were granted on February 4, 2020 as inducements material to Mr. Maingot’s acceptance of employment with Conformis in accordance with Nasdaq Listing Rule 5635(c)(4). The option has an exercise price of $0.9827 per share. The option vests over three years, with 25% of the total number of shares underlying the option vesting on the first anniversary of the vesting start date and an additional 1/48th of the total number of shares underlying the stock option vesting monthly thereafter, subject to Mr. Maingot’s continued service as an employee of Conformis through the applicable vesting dates. The restricted stock unit vests over four years, with 25% of the total number of shares underlying the restricted stock unit award vesting on each one-year anniversary of the vesting start date, subject to Mr. Maingot’s continued service as an employee of Conformis through the applicable vesting dates. In addition, the option and the restricted stock unit award will become fully vested and exercisable if, on or prior to the first anniversary of the consummation of a “change in control,” Mr. Maingot’s employment is terminated for “good reason” by Mr. Maingot or terminated without “cause” by Conformis (as such terms are defined in the applicable stock option or restricted stock unit agreement).

About Conformis, Inc.

Conformis is a medical technology company that uses its proprietary iFit Image-to-Implant technology platform to develop, manufacture, and sell patient-specific joint replacement implants (individually sized and shaped, or customized, to fit each patient's unique anatomy). Conformis offers a broad line of sterile, customized knee and hip implants and single-use instruments delivered to the hospital. In clinical studies, the Conformis iTotal CR knee replacement system demonstrated superior clinical outcomes, including better function and greater patient satisfaction, compared to traditional, off-the-shelf implants.  Conformis owns or exclusively in-licenses issued patents and pending patent applications that cover customized implants and customized patient-specific instrumentation for all major joints.

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Cautionary Statement Regarding Forward-Looking Statements

Statements in this press release about our future expectations, plans and prospects, including statements about the anticipated timing of our product launches, and our financial position and results, total revenue, product revenue, gross margin, operations and growth, as well as other statements containing the words "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "might," "plan," "potential," "predict," "project," "should," "target," "will," or "would" and similar expressions, constitute forward-looking statements within the meaning of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. We may not actually achieve the forecasts disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual financial results could differ materially from the projections disclosed in the forward-looking statements we make as a result of a variety of risks and uncertainties, including risks related to our estimates and expectations regarding our revenue, gross margin, expenses, revenue growth and other results of operations, and the other risks and uncertainties described in the "Risk Factors" sections of our public filings with the Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent our views as of the date hereof. We anticipate that subsequent events and developments may cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date hereof.

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